Exhibit No. 10.13

MACROMARKETS LLC

Voting Capital Interests Purchase Agreement

Dated as of January 12, 2009

MACROMARKETS LLC

VOTING CAPITAL INTERESTS PURCHASE AGREEMENT

This VOTING CAPITAL INTERESTS PURCHASE AGREEMENT (this “Agreement”), is made as of the 12th day of January, 2009, by and between MacroMarkets LLC, a Delaware limited liability company (the “Company”), and Blackhawk Capital Group BDC, Inc., (“Purchaser”), a Delaware corporation and a business development company registered under the Investment Company Act of 1940, as amended ("Investment Company Act").  Capitalized terms used herein shall have the meanings ascribed to such terms in Section 5.01 hereof.

WITNESSETH:

WHEREAS, Purchaser desires to purchase Voting Capital Interests from the Company, and the Company desires to issue and sell Voting Capital Interests to the Purchaser, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of these premises, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE, SALE AND TERMS OF  VOTING CAPITAL INTERESTS

1.01           Purchase and Sale of Voting Capital Interests.  The Company hereby agrees to create and sell to Purchaser and, subject to and in reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, Purchaser agrees to purchase and accept from the Company, 624,432.28 units, representing five percent (5%) of the Voting Capital Interests (the “Purchaser Interests”) in the Company, for the purchase price of Two Hundred and Fifty Thousand Dollars ($250,000) (the “Purchase Price”).  A copy of the fully diluted capitalization table is annexed hereto reflecting Purchaser’s Units.  A description of the preferences, voting powers, qualifications, and special or relative rights or privileges of the  Voting Capital Interests is set forth in the Operating Agreement. Purchaser shall also be entitled to one non-voting Board seat at the Company as provided by its operating guidelines.  The Company's Operating Agreement provides for such an appointment and Craig A. Zabala will be appointed to such non-voting Board seat as of closing (the "Zabala Appointment") and may provide managerial assistance at the request and discretion of the Board.

1.02           Company Deliveries.  Simultaneously with the execution of this Agreement, the Company shall deliver to Purchaser:

(a)           a resolution of the Board of Managers approving the transactions contemplated hereby including the sale of the Purchaser Interests and the Zabala Appointment;

(b)           the Operating Agreement; and

(c)           all authorizations, approvals or permits of or filings with, any governmental authority, including a Form D filing with the Securities and Exchange Commission, state securities or “Blue Sky” offices, that are required by law in connection with the lawful sale and creation of the Purchaser Interests shall have been duly obtained by the Company, except for any notice that may be required subsequent to the date hereof under applicable state and/or federal securities laws (which, if required, shall be filed on a timely basis).

1.03           Purchaser Deliveries.  Simultaneously with the execution of this Agreement, Purchaser shall deliver to the Company:

the Purchase Price payable by wire transfer of immediately available funds to:
Mellon Bank
Pittsburgh, PA
ABA#: 043-000-261
For International Wires Add Swift Code:  MELNUS3P
Account Number:  101-1730
Account Name:  Merrill Lynch, Pierce, Fenner & Smith
Further credit to:
MacroMarkets
830-02211

(a)           , or to such bank accounts as the Company has designated in writing to Purchaser prior to the date hereof; and

(b)           the Operating Agreement duly executed by Purchaser.

1.04           Use of Proceeds.  The Company shall use all of the proceeds from the sale to Purchaser of the Purchaser Interests in accordance with terms and conditions set forth herein (the “Sale”) for working capital to fund the ongoing and prospective operations of the Business, including general and administrative expenses.

1.05           Certificated Interests.  Pursuant to Section 8.12 of the Operating Agreement and the resolution of the Board of Managers, the Company shall issue a certificate to Purchaser, executed by an officer of the Company, representing the Purchaser’s five percent membership interest in the Company and one non-voting board seat.  Any such certificate shall be deemed a “Security” as defined in Section 8-102(a)(15) of the Uniform Commercial Code as in effect in the State of Delaware from time to time.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Purchaser as follows:

2.01           Organization and Good Standing; Subsidiaries.  Each of the Company and its Subsidiaries is a duly organized and validly existing entity in good standing under the laws of its state of formation and has all requisite company power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted.  Each of the Company and its Subsidiaries is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted, by it makes such licensing or qualification necessary.  Other than Macro Financial LLC, a Delaware limited liability company, MACRO Securities Depositor LLC, a Delaware limited liability company, Macro Inflation Depositor LLC, a Delaware limited liability company, and Macro Housing Depositor LLC, a Delaware limited liability company, the Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other  corporate business enterprise except for 50 shares of  MacroShares $100 Oil Up Trust, 50 shares of MacroShares $100 Oil Down Trust, and 40 Founders shares of each of MacroShares Major Metro Housing Up Sharers, Major Metro Housing Down Shares, MacroShares Medical Inflation Up Shares Series 2008-1 and MacroShares Medical Inflation Down Shares, which were used to form the regulated product trusts and are redeemed at the time the securities are launched, or (C) any assets comprising the business or obligations of any other corporation, partnership, joint venture or other  corporate business enterprise or (ii) control, directly or indirectly, any other entity.

2.02           Limited Liability Company Action.  The Company has all necessary limited liability company power and has taken all limited liability company action required to enter into and perform this Agreement and any other agreements and instruments contemplated hereby or to be executed in connection herewith (collectively, the "Transaction Documents"), and each Company signatory to each of the Transaction Documents has been duly authorized to execute and deliver such Transaction Document on behalf of the Company.  The Transaction Documents are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy laws or by any court sitting as a court of equity.  The creation, sale and delivery of the Purchaser Interests in accordance with this Agreement, the consummation of all other transactions contemplated by this Agreement, and the terms and conditions of each other Transaction Document have been duly authorized by all necessary limited liability company action on the part of the Company and the necessary consents of the members and managers of the Company have been obtained.  Robert Tull, as an Advisor to the Purchaser’s Board has not made recommendations as to the merit of this transaction.

2.03           Governmental Approvals; Consents.  Except for the consents of the members and managers and the filing of any notice that may be required under applicable state and/or federal securities laws (including a Form D filing) (which, if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency, instrumentality or any other Person is or will be necessary for (i) the execution and delivery by the Company of this Agreement (or any other Transaction Document), (ii) the consummation of the transactions contemplated by this Agreement (or any other Transaction Document) and (iii) the performance by the Company of its obligations under this Agreement (or any other Transaction Document), including, without limitation, the offer, creation, sale and delivery of the Purchaser Interests.

2.04           Financial Information; No Undisclosed Liabilities.  The audited  balance sheet of the Company as of October 31, 2008 (the “Statement Date”), as delivered previously to Purchaser, presents fairly in all material respects the financial position of the Company as of the date thereof and has been prepared in accordance with the Company’s books and records (the “Balance Sheet”).  There is no liability as of the closing date of this agreement, contingent or otherwise, not adequately reflected in or reserved against in the Balance Sheet, other than (i) liabilities incurred in the ordinary course of business subsequent to the Statement Date and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Balance Sheet, which, in both cases, individually or in the aggregate, are not material to the financial condition of the Company.  Since the Statement Date, (i) there has been no material adverse change in the business, assets or condition, financial or otherwise, operations or prospects of the Company, (ii) neither the business, condition, or operations of the Company nor any of the material properties or assets of the Company have been adversely affected as the result of any legislative or regulatory change, any revocation or change in any material franchise, permit, license or right to do business, or any other event or occurrence, whether or not insured against, (iii) the Company has not entered into any material transaction other than in the ordinary course of business, made any dividend or distribution on its capital stock, or redeemed or repurchased any of its capital stock, and (iv) the Company has not incurred any liability or contingent liability in excess of $50,000.

2.05           Securities Act of 1933.  Subject in part to the truth and accuracy of Purchaser’s representations set forth in Section 3.03, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, creation and sale of the Purchaser Interests.  Neither the Company nor anyone acting on its behalf has or will sell, offer to sell or solicit offers to buy Purchaser Interests, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the creation and sale of Purchaser Interests under the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Purchaser Interests.

2.06           Brokers or Finders.  No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker.

2.07           Sufficiency of and Title to Assets.  The Company owns good and marketable title or leasehold title to all of its owned or leased, as applicable, assets and properties, that are necessary to conduct the Business in the manner presently operated by the Company, in each case free of any Liens, except for such Liens that arise in the ordinary course of business.

2.08           Intellectual Property.

(a)           The Company owns, free and clear of all Liens, or has the valid right to use, all of the Company Intellectual Property.  No other Person (other than licensors of software that is generally commercially available, and exclusive licensees of the Company Intellectual Property pursuant to agreements with the Company) has any rights to any of the Company Intellectual Property, and, to the Company’s knowledge, no other Person is infringing, violating or misappropriating any of the Company Intellectual Property.

(b)           The Company has not received any complaint, claim or notice alleging any infringement, violation or misappropriation of any issued patent, trademark or copyrights of any other Person, and to the Company’s knowledge, there is no basis for any such complaint, claim or notice.

(c)           The Company has taken commercially reasonable precautions to (i) protect its rights in the Company Intellectual Property and (ii) maintain the confidentiality of its trade secrets, know-how and other confidential Company Intellectual Property.  To the Company’s knowledge, there have been no acts or omissions (other than those made based on reasonable, good faith business decisions) by the officers, managers, members, advisors, consultants or employees of the Company, the result of which could reasonably be expected to materially compromise the rights of the Company to apply for or enforce appropriate legal protection of the Company Intellectual Property.

(d)           All of the Company Intellectual Property has been created by (i) employees of the Company within the scope of their employment by the Company or by independent contractors of the Company who have executed agreements expressly assigning all rights, title and interest in such Company Intellectual Property to the Company, (ii) employees of Case Shiller Weiss, Inc. (of which the Company was formerly a wholly-owned subsidiary) (“CSW”), all of whom executed agreements expressly assigning all right, title and interest in such Company Intellectual Property to CSW, which Intellectual Property in turn subsequently assigned all of such right, title and interest in such Company Intellectual Property to the Company, or (iii) members of the Company who have executed agreements expressly assigning all right, title and interest in such Company Intellectual Property to the Company.  No portion of the Company Intellectual Property was jointly developed with any third party.

2.09           Litigation.  There is no action, suit or proceeding at law or in equity by any Person or any arbitration or any administrative or other proceeding by or before any Government Authority pending or, to the Company’s knowledge, threatened, against the Company which (i) relates to or may affect the Business, or any of the assets owned or used by the Company, or (ii) challenges, prevents, delays or makes illegal the Sale and the other transactions contemplated hereby.

2.10           Authorization.  The sale of Units by the Company to the Purchaser, and the performance of the provisions of this agreement, do not and will not conflict with any law or regulation or any term or provision of the Articles of Organization or the Operating Agreement, and same are duly authorized, and do not require the consent or approval of any governmental body or other regulatory authority, except as stated herein and as may be required by application of the securities laws of the various states, all of which the Company shall use its best efforts to satisfy for the purposes of establishing any necessary and available exemption from registration of its securities thereunder in the event such exemption is available with respect to the transaction contemplated herein.

2.11           No Conflict.  The execution, delivery and performance of this agreement is not in contravention of, or in conflict with, any agreement, indenture or undertaking to which the Company is a party, or by which any of its property may be bound or affected, and same will not cause any lien, charge or other encumbrance to be created or imposed upon any preemptive rights, rights of first refusal or similar rights, statutory or otherwise, that have not been properly waived or complied with by the Company.

2.12           Capitalization.  The authorized capital of the Company, immediately following the execution of this agreement, will be as set forth in the Capitalization Table attached hereto as Schedule A.

2.13           Valid Issue of Purchaser Interests.   The Units issued in connection with this agreement, when issued, sold and delivered in accordance with the terms of this agreement and the Operating Agreement, and for the consideration set forth herein, shall be validly issued, fully paid and non-assessable and free of restrictions on transfer other than as set forth in this agreement, applicable state and federal securities laws, and liens and encumbrances created or imposed by the Purchaser.  Assuming the accuracy of the representations of Purchaser herein, the Units will be issued in compliance with all applicable federal and state securities laws. The Units issued under the terms of this agreement have been duly reserved for issuance, will be validly issued, fully paid, and non-assessable and free of restrictions on transfer other than restrictions on transfer under the terms of this agreement and the Operating Agreement, applicable federal and state securities laws and liens, or encumbrances created or imposed by the Purchaser.  Further, neither the company nor any of its affiliates, nor nay person acting on its behalf, is subject to the Investment Company Act of 1940, nor the Investment Advisers Act of 1940.

2.14           Taxes.  The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans, and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent, and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Company as follows:

2.15           Organization and Good Standing.  Purchaser is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware and has all requisite company power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted.

2.16           Corporate Action.  Purchaser has all corporate power and has taken all corporate action required to enter into and perform this Agreement and any other applicable Transaction Document, and Purchaser is duly authorized to execute and deliver such Transaction Document.  The Transaction Documents are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy laws or by any court sitting as a court of equity.  The consummation of the transactions contemplated by this Agreement and the terms and conditions of each other Transaction Document have been duly authorized by all necessary corporate action on the part of Purchaser.

2.17           Acquisition of Purchaser Interests for Investment.

(a)           Purchaser is acquiring the Purchaser Interests for its own account for investment purposes only and not with a view to distribution or resale of the Purchaser Interests.  Purchaser will not sell or otherwise dispose of the Purchaser Interests in violation of the provisions of the Securities Act.  Purchaser understands that the Purchaser Interests have been sold in reliance on an exemption from registration under the Securities Act and exemptions contained in applicable state securities laws and, accordingly, must be held indefinitely by Purchaser unless they are later transferred in transactions that are either registered under the Securities Act or exempt from registration.  Purchaser understands that the Company is under no obligation to register the Purchaser Interests under the Securities Act or to file for or comply with an exemption from registration and recognizes that exemptions from registration, in any case, are limited and may not be available when Purchaser may wish to sell, transfer or otherwise dispose of the Purchaser Interests.

(b)           Purchaser understands that the Purchaser Interests have not been registered under the Securities Act, that a notation restricting their transfer will be made on the unit transfer books of the Company and that any certificates representing the Purchaser Interests issued will bear the following legend restricting their transfer:

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED.

(c)           Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of an investment in the Purchaser Interests.  Purchaser understands that the Purchaser Interests are a risky and speculative investment.  Purchaser acknowledges that the Company has delivered to Purchaser sufficient information regarding the operations and prospects of the Company as well as certain risks of an investment in the Purchaser Interests.  Purchaser further acknowledges that (i) the Company has made its officers available for interview by Purchaser and has made available to Purchaser all documents and information required by Purchaser to make an informed decision with regard to the purchase of the Purchaser Interests, and (ii) Purchaser’s knowledge and such interviews, documents and information are sufficient to allow Purchaser to make an informed decision with regard to the purchase of the Purchaser Interests.

(d)           Purchaser understands that projected performance and other future looking statements furnished to Purchaser in connection with its evaluation of an investment in the Purchaser Interests contain assumptions and that actual results may differ materially from those projected as a result of risks and uncertainties.

(e)           Purchaser acknowledges that the Company is issuing Purchaser Interests to Purchaser in reliance upon its representations and warranties in this Agreement.

2.18           Brokers or Finders.  No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon Purchaser for any commission, fee or other compensation as a finder or broker.

ARTICLE III

INDEMNIFICATION

3.01           Indemnification.

(a)           Indemnification by the Company.  The Company shall indemnify, pay, defend and hold harmless Purchaser and each of Purchaser’s officers, directors, employees and agents and their respective Affiliates (the “Purchaser Indemnitees”) against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such indemnitees) (“Damages”), incurred by such Purchaser Indemnitee, as a result of (i) the misrepresentation, violation, breach of any representation, warranty or covenant of the Company under this Agreement  (determined with explicit regard to any materiality qualification or qualification related to such party’s knowledge contained in any representation or warranty giving rise to a claim for indemnity hereunder), and (ii) any claim, action, suit or proceeding alleging facts that, if proven true, would constitute a misrepresentation or breach of any representation, warranty or covenant by the Company (determined with explicit regard to any materiality qualification or qualification related to such party’s knowledge contained in any representation or warranty giving rise to a claim for indemnity hereunder). In no event shall the Company’s cumulative obligation to Purchaser under this Article IV exceed the Purchase Price.

(b)           Indemnification by the Purchaser.  Purchaser shall, indemnify, pay, defend and hold harmless the Company and each of the Company’s officers, directors, employees and agents and their respective Affiliates (the “Company Indemnitees”) against any and all Damages incurred by such Company Indemnitee, as a result of (i) the misrepresentation, violation or breach of any representation or warranty set forth in Section 3.04 of this Agreement (determined with explicit regard to any materiality qualification or qualification related to such party’s knowledge contained in any representation or warranty giving rise to a claim for indemnity hereunder) and (ii) any claim, action, suit or proceeding alleging facts that if proven true would constitute a misrepresentation or breach of any representation, warranty or covenant by Purchaser (determined with explicit regard to any materiality qualification or qualification related to such party’s knowledge contained in any representation or warranty giving rise to a claim for indemnity hereunder). In no event shall Purchaser’s cumulative obligation to the Company under this Article IV exceed the Purchase Price.

(c)           Settlement.  No settlement shall be effected with any third party with respect to an indemnifiable claim unless such settlement includes an unconditional release of the Indemnitees.

(d)           Survival.  The covenants, agreements, representations and warranties of the Company contained in this Agreement shall survive the execution and delivery of this Agreement for a period of twenty-four (24) months following the date hereof, except that:

(i)           in the case of Section 2.01 (Organization and Good Standing; Subsidiaries), Section 2.02 (Limited Liability Company Action), Section 2.05 (Securities Act of 1933), Section 2.06 (Brokers or Finders), and Section 2.07 (Sufficiency of and Title to Assets), Section 2.10 (Authorization). Section 2.11 (No Conflict) and Section 2.13 (Valid Issuance of Purchaser Interests) such representations shall survive indefinitely; and

(ii)           in the case of the covenants and agreements contained in this Agreement, each such covenant or agreement shall survive indefinitely until the termination of such applicable agreement, unless otherwise expressly provided by its terms.

Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Section 4.01(a) shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

ARTICLE IV

DEFINITIONS AND ACCOUNTING TERMS

4.01           Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“AAA” has the meaning set forth in Section 6.04(a) of this Agreement.

“Affiliate” means any Person who, directly or indirectly, controls, is controlled by or is under common control with any other Person.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Business” means the business of creating, acquiring, developing, refining, financing, marketing, promoting, licensing, selling or providing services or products related to Macro Securities or any derivatives thereof.  As used herein, “Macro Securities” means any security that issues a paired share of up exposure and down exposure to any index, asset, asset class or cash flow.

“Claim” means claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Company Indemnitees” has the meaning set forth in Section 4.01(b) of this Agreement.

“Company Intellectual Property” means all of the Company’s tangible or intangible proprietary information and materials, including without limitation any proprietary information used in the Business, as well as:

(a)           (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, divisions, revisions, extensions and re-examinations thereof; (ii) all trademarks, service marks, trade dress, logos, trade names, domain names, and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrights and all applications, registrations and renewals in connection therewith, (iv) all mask works and all applications, registrations and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production process and techniques, methods, schematics, technology, technical data, designs, drawings, flowcharts, block diagrams, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), and (vi) all software and firmware (including data, databases and related documentation);

(b)           all documents, records and files relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for, and tangible embodiments of, all intellectual property described herein; and

(c)           all licenses, agreements and other rights in any third party product or any third party intellectual property described in (a) and (b) above other than any “off the shelf” third party software or related intellectual property.

“CSW” has the meaning set forth in Section 2.08(d) of this Agreement.

“Damages” has the meaning set forth in Section 4.01(a) of this Agreement.

“Financial Statements” has the meaning set forth in Section 2.04 of this Agreement.

“Government Authority” means any domestic or foreign national, federal, state, multi-state or municipal or other local government, any subdivision, agency, any legally enforceable regulatory, administrative or taxing authority thereunder or any official of any of the foregoing.

“Lien” means, any mortgage, pledge, conditional assignment, security interest, encumbrance, lien, lease, levy, claim or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any “leveraged lease”  and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

“Member Interests” means all of the created and outstanding membership interests in the Company.

“Operating Agreement” means the Amended and Restated Operating Agreement, by and among the Company and the members thereof attached hereto as Exhibit A.

“Person” means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

“Purchase Price” has the meaning set forth in Section 1.01 of this Agreement.

“Purchaser” has the meaning set forth in the introductory paragraph of this Agreement.

“Purchaser Indemnitees” has the meaning set forth in Section 4.01(a) of this Agreement.

“Sale” has the meaning set forth in Section 1.04 of this Agreement.

“Securities Act” has the meaning set forth in Section 2.05 of this Agreement.

“Statement Date” has the meaning set forth in Section 2.04 of this Agreement.

“Subsidiary” or “Subsidiaries” means any corporation, limited liability company, partnership or trust of which the Company and/or any of its other Subsidiaries directly or indirectly owns at the time outstanding shares of every class of such corporation or trust (other than directors’ qualifying shares) comprising at least fifty percent (50%) of the voting power of such corporation or trust.

“to the Company’s knowledge” and words of similar import shall mean the actual knowledge, or knowledge reasonably expected to be discovered, by officers, directors and managers of the Company after due inquiry of each employee responsible for each subject matter addressed by the representations and warranties.

“Transaction Documents” has the meaning set forth in Section 2.02 of this Agreement.

“Unit” has the meaning set forth in the Operating Agreement.

“Voting Capital Interests” has the meaning set forth in the Operating Agreement.

4.02           Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with U.S. generally accepted accounting principles consistently applied, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

ARTICLE V

MISCELLANEOUS

5.01           No Waiver.  No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

5.02           Amendments, Waivers and Consents.  Except as otherwise provided in this Agreement, changes in or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if, with respect to the provisions of this Agreement, the Company and Purchaser shall consent thereto in writing.  Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

5.03           Addresses for Notices.  All notices, requests, demands and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, faxed or delivered to each party hereto at the address set forth below or at such other address as to which such party may inform the other parties in writing in compliance with the terms of this Section.

If to Purchaser:

Blackhawk Capital Group BDC, Inc.
14 Wall Street
11th Floor
New York, New York  10005
Telephone:  212-566-8300
Facsimile:  212- 566-8320
Attention:  Dr. Craig A. Zabala, Chairman and President

with a copy to:

Gibbons P.C.
One Pennsylvania Plaza
37th Floor
New York, New York  10119
Telephone:  212-613-2031
Facsimile:  212-554-9603
Attention:  Thomas More Griffin, Esq.

MacroMarkets LLC
14 Main Street – Suite 100
Madison, New Jersey 07940
Telephone:  973-889-1973
Facsimile:  973-453-8212
Attention:  Samuel Masucci, III

with a copy to:

Brian Fruehling, Esq
14 Main Street, Suite xxx301
Madison, NJ 07940
Telephone:  973-377-0505
Facsimile:  973-270-2490
Attention:  Brian Fruehling, Esq

All such notices, requests, demands and other communications shall, when mailed (which mailing must be accomplished by first class mail, postage prepaid; express overnight courier service; or registered mail, return receipt requested) or transmitted by facsimile, be effective upon delivery by courier, three days after deposit in the mails or upon transmission by facsimile, respectively, addressed as aforesaid, unless otherwise provided herein.

5.04           Arbitration.  Any dispute regarding or arising over the enforcement of any provision of, or any right arising out of, this Agreement shall be resolved as follows:

(a)           Should the applicable parties hereto be unable to resolve any such dispute, any such party may submit such dispute to arbitration by notifying each other party hereto to which such dispute applies, in writing, of such dispute.  Within thirty (30) days after receipt of such notice, the applicable parties hereto shall designate in writing a single arbitrator to resolve the dispute; provided, however, that if such parties cannot agree on an arbitrator within such 30-day period, the arbitrator shall be selected by the New York, New York office of the American Arbitration Association (the “AAA”).  The arbitrator shall be a lawyer knowledgeable and experienced in the law concerning the subject matter of the dispute and shall not be an Affiliate, employee, consultant, officer, director, manager or member of any of the parties hereto.

(b)           Within thirty (30) days after the designation of the arbitrator, the arbitrator and the parties hereto shall meet, at which time the parties hereto shall be required to set forth in writing all disputed issues and a proposed ruling on the merits of each such issue.

(c)           The arbitrator shall set a date for a hearing, which shall be no later than thirty (30) days after the submission of written proposals pursuant to subsection (b) above, to discuss each of the issues identified by the applicable parties hereto.  Such parties shall have the right to be represented by counsel.  Except as provided herein, the arbitration shall be governed by the Commercial Arbitration Rules of the AAA; provided, however, that the Federal Rules of Evidence shall apply with regard to the admissibility of evidence.

(d)           The arbitrator shall use his or her best efforts to rule on each disputed issue within thirty (30) days after the completion of the hearings described in subsection (c) above.  The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all of the applicable parties.  All rulings of the arbitrator shall be in writing and shall be delivered to the applicable parties.

(e)           The (i) attorneys’ fees of the parties hereto in any arbitration, (ii) fees of the arbitrator, and (iii) costs and expenses of the arbitration shall be borne by the parties hereto in dispute as determined by the arbitrator.

(f)           Any arbitration pursuant to this Section 6.04 shall be conducted in New York, New York.  Judgment on any arbitration award may be entered in and enforced by the United States District Court for the Southern District of New York or any State courts sitting in New York, New York.

5.05           Costs, Expenses and Taxes.  Each party hereto agrees that it will pay its own reasonable fees and expenses, including attorney’s fees, in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including the creation and sale of the Purchaser Interests hereunder.

5.06           Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and valid assigns, except that no party shall have the right to delegate any of its respective obligations hereunder or to assign its respective rights hereunder or any interest herein without the prior written consent of, with respect to the provisions of this Agreement, the Company and Purchaser.  Moreover, the preceding sentence shall in no way be deemed to grant Purchaser any rights to transfer its Voting Capital Interests in any way other than those explicitly provided in the Operating Agreement.

5.07           Prior Agreements.  This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements between the parties with respect to the subject matter hereof including, without limitation, the License Agreement.

5.08           Severability.  The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; but this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

5.09           Governing Law.  This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of New York, without regard to its principles of conflicts of laws.

5.10           Headings.  Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

5.11           Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

5.12           Further Assurances.  From and after the date of this Agreement, upon the reasonable request of any of the parties hereto, the applicable parties shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as an instrument under seal as of the date first above written.

COMPANY: MACROMARKETS, LLC

By:	/s/ Samuel Masucci III
Name: Samuel Masucci III
Title: Manager

PURCHASER: Blackhawk Capital Group BDC, Inc.

By:	/s/ Craig A. Zabala
Name: Dr. Craig A. Zabala
Title: Chief Executive Officer